UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_____________________________________________
FORM 8-K
 _____________________________________________

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) December 4, 2015

_____________________________________________
Marathon Petroleum Corporation
(Exact name of registrant as specified in its charter)

_____________________________________________

Delaware	001-35054	27-1284632
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

539 South Main Street Findlay, Ohio	45840
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code:
(419) 422-2121
(Former name or former address, if changed since last report)
 _____________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
On December 4, 2015, MPLX LP, a Delaware limited partnership (“MPLX”), entered into a loan agreement (the “Loan Agreement”) with MPC Investment LLC, a Delaware limited liability company (“MPC Investment”). Under the terms of the Loan Agreement, MPC Investment will make a loan or loans (the “Loan”) to MPLX on a revolving basis as requested by MPLX and as agreed to by MPC Investment, in an amount or amounts that do not result in the aggregate principal amount of all loans outstanding exceeding $500 million at any one time. The entire unpaid principal amount of the Loan, together with all accrued and unpaid interest and other amounts, shall become due and payable on December 4, 2020. MPC Investment may demand payment of all or any portion of the outstanding principal amount of the Loan, together with all accrued and unpaid interest and other amounts, at any time prior to December 4, 2020. Interest shall accrue on the unpaid principal amount of the Loan at a rate equal to the sum of (i) the one month term, LIBOR Rate for dollar deposits, plus (ii) a premium of one hundred fifty basis points.

The foregoing description of the Loan Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Loan Agreement, which is attached hereto as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

MPC Investment is the sole member of MPLX GP LLC, a Delaware limited liability company and the general partner of MPLX (“MPLX GP”), and is a wholly owned subsidiary of Marathon Petroleum Corporation, a Delaware corporation (“MPC”). As MPLX’s general partner, MPLX GP manages MPLX’s operations and activities through MPLX GP’s officers and directors. Certain individuals serve as officers and directors of both MPLX GP and MPC. In addition, as of the date hereof, MPC holds, indirectly through its subsidiaries, 56,932,134 common units representing limited partner interests in MPLX (“MPLX Common Units”) and 6,800,475 general partner units of MPLX, representing, respectively, 19.2% of the MPLX Common Units outstanding and a 2% general partner interest in MPLX.

Item 2.01	Completion of Acquisition or Disposition of Assets.
On December 4, 2015, MPLX completed the acquisition of MarkWest Energy Partners, L.P., a Delaware limited partnership (“MarkWest”), pursuant to the terms of the Agreement and Plan of Merger, dated as of July 11, 2015 (the “Original Merger Agreement”), as amended on November 10, 2015 (“Amendment No. 1”) and November 16, 2015 (“Amendment No. 2”; and the Original Merger Agreement as amended by Amendment No. 1 and Amendment No. 2, the “Merger Agreement”), by and among MPLX, MarkWest, MPLX GP, Sapphire Holdco LLC, a Delaware limited liability company and wholly owned subsidiary of MPLX (“Merger Sub”), and, for certain limited purposes set forth in the Merger Agreement, MPC. Under the terms of the Merger Agreement, Merger Sub merged with and into MarkWest (the “Merger”), with MarkWest surviving the Merger as a wholly owned subsidiary of MPLX.

At the effective time of the Merger on December 4, 2015 (the “Effective Time”), each outstanding common unit of MarkWest (the “MWE Common Units”) was converted into the right to receive (i) 1.09 MPLX Common Units (such consideration, the “Common Unit Merger Consideration”) and (ii) $6.20 in cash (the “Cash Consideration” and, together with the Common Unit Merger Consideration, the “Common Merger Consideration”).

At the Effective Time, each Class B unit of MarkWest (the “MWE Class B Units”) outstanding immediately prior to the Effective Time was converted into the right to receive one Class B unit of MPLX (the “MPLX Class B Units”) having substantially similar rights, including with respect to conversion and registration rights and obligations that the MWE Class B Units had immediately prior to the Effective Time. On July 1, 2016 and July 1, 2017 (unless earlier converted upon certain fundamental changes regarding MPLX), each MPLX Class B Unit will automatically convert into 1.09 MPLX Common Units and the right to receive the Cash Consideration.

At the Effective Time, the Class A units of MarkWest (the “MWE Class A Units”) outstanding immediately prior to the Effective Time were converted into a specified number of Class A units of MPLX (the “MPLX Class A Units”) having substantially similar rights and obligations that the MWE Class A Units had immediately prior to the Effective Time.

As a result of the Merger, each phantom unit representing MWE Common Units granted under MarkWest’s equity plans outstanding immediately prior to the Effective Time fully vested and converted into the right to receive the Common Merger Consideration.

The foregoing description of the Merger Agreement and the Merger does not purport to be complete and is qualified in its entirety by reference to the Original Merger Agreement, Amendment No. 1 and Amendment No. 2, copies of which are attached as Exhibit 2.1, 2.2 and 2.3, respectively, to this Current Report on Form 8-K, each of which is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
As a result of the completion of the Merger, as of the Effective Time, MPLX assumed an aggregate principal amount of $4.1 billion in senior notes issued by MarkWest and MarkWest Energy Finance Corporation consisting of: $750 million aggregate principal amount of 5.500% senior notes due February 15, 2023; $1.0 billion aggregate principal amount of 4.500% senior notes due July 15, 2023; $1.15 billion aggregate principal amount of 4.875% senior notes due December 1, 2024; and $1.2 billion aggregate principal amount of 4.875% senior notes due June 1, 2025 (collectively, the "MarkWest senior notes").
The MarkWest senior notes were all issued under an indenture, dated as of November 2, 2010, as supplemented and amended, by and among MarkWest, MarkWest Energy Finance Corporation, the subsidiary guarantors party thereto and Wells Fargo Bank, National Association, as the trustee. The MarkWest senior notes are the senior unsecured obligations of MarkWest. The indentures governing the MarkWest senior notes contain covenants that restrict the ability of MarkWest and its subsidiaries, with significant exceptions, to: borrow money; pay distributions or dividends on equity or purchase, redeem or otherwise acquire equity; make investments; use assets as collateral in other transactions; sell certain assets or merge with or into other companies; engage in transactions with affiliates; and engage in unrelated businesses. The indentures governing the MarkWest senior notes also contain customary events of default.
On November 19, 2015, MPLX announced that, in connection with the Merger, it had commenced offers to exchange any and all outstanding MarkWest senior notes for (1) up to $4.1 billion aggregate principal amount of new notes issued by MPLX having the same maturity and interest rates as the MarkWest senior notes and (2) cash. In addition, on the same date, MarkWest commenced consent solicitations from holders of each series of the MarkWest senior notes to amend the indentures governing the MarkWest senior notes to remove certain restrictive and reporting covenants and certain default provisions. The exchange offers and consent solicitations are set to expire on December 18, 2015, unless extended. On December 3, 2015, supplemental indentures were executed to amend the indentures governing the MarkWest senior notes to remove the majority of these restrictive covenants and certain default provisions. The supplemental indentures are effective upon execution but will only become operative upon consummation of the exchange offers and consent solicitations.
As previously disclosed, on October 27, 2015, MPLX entered into an amendment to its existing credit agreement to, among other things, increase the aggregate amount of revolving credit capacity under the credit agreement by $1.0 billion for total aggregate commitments of $2.0 billion. This amendment to MPLX’s existing credit facility became effective in connection with the closing of the Merger. In connection with the closing of the Merger, MarkWest's bank revolving credit facility was terminated and the approximately $943 million outstanding under MarkWest's bank revolving credit facility was repaid with $850 million of borrowings under MPLX's bank revolving credit facility and $93 million of cash.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Effective December 4, 2015, pursuant to the terms of the Merger Agreement, the board of directors (the “Board”) of MPC increased the size of the Board from eleven members to twelve members and elected Frank M. Semple as a director of MPC. As Mr. Semple also serves as an officer and a director of MPLX GP, he will not receive compensation for his services as a director.

Item 7.01	Regulation FD Disclosure.
On December 4, 2015, MPC issued a press release announcing the completion of the Merger. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.
(a) Financial Statements of Business Acquired.
(b) Pro Forma Financial Information.

The financial statements and pro forma financial information required to be filed under Item 9.01 of Form 8-K will be filed within 71 days after the date upon which this Current Report on Form 8-K is required to be filed.

(d) Exhibits.

Exhibit Number	Description

2.1*
Agreement and Plan of Merger, dated as of July 11, 2015, by and among MPLX LP, Sapphire Holdco LLC, MPLX GP LLC, MarkWest Energy Partners, L.P. and, for certain limited purposes set forth therein, Marathon Petroleum Corporation (incorporated by reference to Exhibit 2.1 to Marathon Petroleum Corporation’s Current Report on Form 8-K (File No. 001-35054) filed with the Securities and Exchange Commission on July 16, 2015).

2.2
Amendment to Agreement and Plan of Merger, dated as of November 10, 2015, by and among MPLX LP, Sapphire Holdco LLC, MPLX GP LLC, MarkWest Energy Partners, L.P. and, for certain limited purposes set forth therein, Marathon Petroleum Corporation (incorporated by reference to Exhibit 2.1 to Marathon Petroleum Corporation’s Current Report on Form 8-K (File No. 001-35054) filed with the Securities and Exchange Commission on November 12, 2015).

2.3
Amendment Number 2 to Agreement and Plan of Merger, dated as of November 16, 2015, by and among MPLX LP, Sapphire Holdco LLC, MPLX GP LLC, MarkWest Energy Partners, L.P. and, for certain limited purposes set forth therein, Marathon Petroleum Corporation (incorporated by reference to Exhibit 2.1 to Marathon Petroleum Corporation’s Current Report on Form 8-K (File No. 001-35054) filed with the Securities and Exchange Commission on November 17, 2015).

10.1	Loan Agreement, by and between MPLX LP and MPC Investment LLC, dated December 4, 2015.
99.1	Press release of Marathon Petroleum Corporation dated December 4, 2015.
* Certain schedules and exhibits to this agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished supplementally to the SEC upon request.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Marathon Petroleum Corporation

Date: December 10, 2015	By:	/s/ J. Michael Wilder
Name: J. Michael Wilder
Title: Vice President, General Counsel and Secretary

Index to Exhibits

Exhibit Number	Description

2.1*
Agreement and Plan of Merger, dated as of July 11, 2015, by and among MPLX LP, Sapphire Holdco LLC, MPLX GP LLC, MarkWest Energy Partners, L.P. and, for certain limited purposes set forth therein, Marathon Petroleum Corporation (incorporated by reference to Exhibit 2.1 to Marathon Petroleum Corporation’s Current Report on Form 8-K (File No. 001-35054) filed with the Securities and Exchange Commission on July 16, 2015).

2.2
Amendment to Agreement and Plan of Merger, dated as of November 10, 2015, by and among MPLX LP, Sapphire Holdco LLC, MPLX GP LLC, MarkWest Energy Partners, L.P. and, for certain limited purposes set forth therein, Marathon Petroleum Corporation (incorporated by reference to Exhibit 2.1 to Marathon Petroleum Corporation’s Current Report on Form 8-K (File No. 001-35054) filed with the Securities and Exchange Commission on November 12, 2015).

2.3
Amendment Number 2 to Agreement and Plan of Merger, dated as of November 16, 2015, by and among MPLX LP, Sapphire Holdco LLC, MPLX GP LLC, MarkWest Energy Partners, L.P. and, for certain limited purposes set forth therein, Marathon Petroleum Corporation (incorporated by reference to Exhibit 2.1 to Marathon Petroleum Corporation’s Current Report on Form 8-K (File No. 001-35054) filed with the Securities and Exchange Commission on November 17, 2015).

10.1	Loan Agreement, by and between MPLX LP and MPC Investment LLC, dated December 4, 2015.
99.1	Press release of Marathon Petroleum Corporation dated December 4, 2015.
* Certain schedules and exhibits to this agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished supplementally to the SEC upon request.